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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
HotJobs.com, Ltd.:

We consent to incorporation by reference in the registration statement on Form S-8 of HotJobs.com, Ltd. of our report dated February 8, 2001, relating to the consolidated balance sheets of HotJobs.com, Ltd. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report on Form 10-K of HotJobs.com, Ltd. dated March 30, 2001.


                                /s/ KPMG LLP
New York, New York
July 31, 2001